SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2005

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

1260 16th Avenue West

Seattle, Washington 98119

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 1.01. Entry into a Material Definitive Agreement.

Effective April 30, 2005, members of the Board of Directors of the Company who are not employees of the Company or who are not nominated by a Major Shareholder (as defined in the Investor Rights Agreement dated February 16, 2005 will receive a monthly retainer of $1,800 plus $200 for each Board meeting attended in person and $100 for each telephonic Board meeting attended. No fees will be paid for attendance at Board committee meetings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

By:	/s/ Philippe Sanchez
Philippe Sanchez
President and CEO